Exhibit 99.1

For more information, contact:
FalconStor Software, Inc.
Melissa Keir, Investor Relations
631-773-4334
melissa.keir@falconstor.com

FalconStor Software Announces Fourth Quarter and Full Year 2013 Results

MELVILLE, N.Y., February 13, 2014—FalconStor Software, Inc. (NASDAQ: FALC), a market leader in data protection and migration, today announced financial results for its fourth quarter and full-year ended December 31, 2013.

“We are pleased to have achieved our goal of reaching profitability in the fourth quarter of 2013.  The company’s improving financial picture reflects the completion of our stabilization efforts and the steps we’re taking to build for future growth,” said Gary Quinn, President and CEO of FalconStor. “While we will continue to pay close attention to our cost structure, we are also introducing innovative technology and updated sales programs, which are examples of intensified focus on delivering value to our customers.”

Financial and Business Highlights and Overview:

•
The Company achieved profitability on a non-GAAP basis in Q4 2013; non-GAAP operating income improved to $0.8 million, compared with a $1.6 million non-GAAP operating loss in the previous quarter; non-GAAP net income improved to $0.6 million, compared with a $1.8 million non-GAAP net loss in the previous quarter;

•	Q4 2013 non-GAAP product revenue bookings increased 16% compared with the previous quarter.
•	Closed the quarter with $28.1 million of cash, cash equivalents and marketable securities, compared with $29.5 million at September 30th.
•	Deferred revenues as of December 31, 2013 totaled $29.8 million, an increase of 18% compared with the third quarter of 2013 and an increase of 23% compared with December 31, 2012.
•	Received $3.0 million upon completion of the second milestone of our joint development agreement.
•	Closed on the sale of our interest in Tianjin Zhongke Blue Whale Technologies Co., Ltd., for $3.0 million. In 2007, the Company invested approximately $0.9 million in Blue Whale.
•	During the fourth quarter of 2013:
o	the Company incurred an additional $1.3 million of expenses associated with the company-wide “rebalancing” which commenced during the third quarter of this year;
o	the Company made a final payment of $1.7 million related to the government investigations;
o	the Company made a $5.0 million settlement payment in connection with the preliminary approval by the court of a settlement of the class action litigation pending against the Company.
•
The Company launched Continuous Data Protection and Network Storage Server version 7.5 releases. Continuous Data Protection version 7.5 has been named a finalist in the Storage magazine/Search Storage.com 2013 Product of the Year Awards in the backup and Disaster Recovery Software and Services category.

Financials

Total revenues for the fourth quarter of 2013 were $14.6 million, a decrease of 35 percent from $22.5 million in the same period a year ago. GAAP loss from operations for the fourth quarter of 2013 was $1.0 million, compared with an operating loss of $1.7 million for the fourth quarter of 2012. GAAP net income for the quarter was $0.9 million compared with a net loss of $2.3 million for the same period a year ago. Net income attributable to common stockholders for the quarter, which includes the effects of the accretion to redemption value of the Series A preferred stock and the accrual of preferred stock dividends, was $0.6 million, or $0.01 per share, compared with a loss of $2.3 million, or $0.05 per share, for the same period a year ago.  Included in the operating results for the fourth quarter of 2013 and 2012 were expenses of $1.3 million and $0 million, respectively, related to restructuring charges, and $0.1 million and $1.5 million, respectively, of investigation, litigation and settlement related costs.  In addition, included in net income for the fourth quarter of 2013 was a gain, net of taxes, of $1.9 million related to the sale of our interest in Tianjin Zhongke Blue Whale Information Technologies co., Ltd. (“Blue Whale”), a Chinese joint venture.

Non-GAAP income from operations was $0.8 million for both the fourth quarter of 2013 and 2012. Non-GAAP net income was $0.6 million, or $0.01 per share, in the fourth quarter of 2013, compared with a non-GAAP net income of $0.1 million, or $0.00 per share, in the fourth quarter of 2012. Non-GAAP results exclude the effects of stock-based compensation, costs associated with the Company’s investigations, litigation and settlement related costs, restructuring costs, certain tax items, the effects of preferred stock and the gain on the sale of Blue Whale.

For the year ended December 31, 2013, total revenues were $58.6 million, a decline of 22% from $75.4 million for the same period a year ago.  GAAP loss from operations for the year ended December 31, 2013 was $13.6 million compared with a GAAP loss of $13.7 million for the year ended December 31, 2012.  GAAP net loss was $10.9 million for the year ended December 31, 2013, compared with a net loss of $15.0 million in the same period a year ago.  Net loss attributable to common stockholders for the year was $11.3 million, or $0.24 per share, compared with $15.0 million, or $0.32 per share, for the same period a year ago.

Non-GAAP loss from operations was $7.9 million for the year ended December 31, 2013, compared with a loss of $8.6 million in 2012. Non-GAAP net loss was $9.5 million, or $0.20 per share, compared with a loss of $9.9 million, or $0.21 per share, in the same period a year ago.

The Company closed the quarter with $28.1 million in cash, cash equivalents and marketable securities. Deferred revenue at December 31, 2013 was $29.8 million, compared with $24.1 million at December 31, 2012.

Conference Call
The Company will host a conference call to discuss its financial results on Thursday, February 13, 2014 at 4:30 p.m. EDT. To participate in the conference call, please dial:

Toll Free: 1-877-941-1466
International: +1-480-629-9835

To view the presentation, please copy and paste the following link into your browser and register for this meeting.  Once you have registered for the meeting, you will receive an email message confirming your registration.

https://falconstor.webex.com/falconstor/j.php?ED=199559922&RG=1&UID

Meeting: FalconStor Q4 2013 Earnings
Meeting password: q4numbers
Meeting Number: 765 663 620

If you are unable to register via the Internet, please contact Melissa Keir, Investor Relations at 631-773-4334 or melissa.keir@falconstor.com.

A conference call replay is scheduled to be available beginning February 13 at 6:30 p.m. EDT through 11:59 p.m. EST on February 20. To listen to the replay of the call, dial toll free: 1-800-406-7325 or International: +1-303-590-3030, passcode: 4665213, or visit our website at www.falconstor.com/investors.

Non-GAAP Financial Measures
The non-GAAP financial measures used in this press release are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies. The Company’s management refers to these non-GAAP financial measures in making operating decisions because they provide meaningful supplemental information regarding the Company’s operating performance. In addition, these non-GAAP financial measures facilitate management’s internal comparisons to the Company’s historical operating results and comparisons to competitors’ operating results. We include these non-GAAP financial measures (which should be viewed as a supplement to, and not a substitute for, their comparable GAAP measures) in this press release because we believe they are useful to investors in allowing for greater transparency into the supplemental information used by management in its financial and operational decision-making. The non-GAAP financial measures exclude (i) costs associated with the Company’s class action and derivative lawsuits, government investigations, and related legal fees, (ii) restructuring costs, (iii) impact of the tax benefits realized from the reversal of uncertain tax positions due to the expiration of applicable statutes of limitations, (iv) effects of our Series A Preferred Stock, (v) the gain on sale of Blue Whale, net of tax and (vi) noncash stock-based compensation charges and any potential tax effects. For a reconciliation of our GAAP and non-GAAP financial results, please refer to our Non-GAAP Operating Data GAAP Reconciliation, presented in this release.

About FalconStor Software
FalconStor Software, Inc. (NASDAQ: FALC) is transforming how enterprises move, store, protect and optimize data.  Founded in 2000, FalconStor offers an award-winning platform for data migration, business continuity, disaster recovery, optimized backup and deduplication.  FalconStor helps maximize data availability and system uptime to ensure nonstop business productivity, while simplifying data management to reduce operational costs. Our open, integrated software solutions reduce vendor lock-in and give enterprises the freedom to choose the applications and hardware components that make the best sense for their business. FalconStor solutions are available and supported by OEMs, as well as leading system integrators and resellers worldwide.  FalconStor is headquartered in Melville, N.Y. with offices throughout Europe and the Asia Pacific region. For more information, visit www.falconstor.com or call 1-866-NOW-FALC (866-669-3252).

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# # #

This press release includes forward-looking statements that involve risk and uncertainties that could cause actual results to differ materially from the forward-looking statements. These risks and uncertainties include: delays in product development; market acceptance of FalconStor’s products and services; technological change in the data protection industry; competition in the data protection market; results and costs associated with governmental investigations; intellectual property issues; and other risk factors discussed in FalconStor’s reports on Forms 10-K, 10-Q and other reports filed with the Securities and Exchange Commission.

FalconStor and FalconStor Software are registered trademarks of FalconStor Software, Inc., in the U.S. and other countries. All other company and product names contained herein may be trademarks of their respective holders.

Links to websites or pages controlled by parties other than FalconStor are provided for the reader’s convenience and information only. FalconStor does not incorporate into this release the information found at those links nor does FalconStor represent or warrant that any information found at those links is complete or accurate.  Use of information obtained by following these links is at the reader’s own risk.

FalconStor Software, Inc. and Subsidiaries
CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31, 2013	December 31, 2012
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$19,288,340	$18,651,468
Restricted cash	750,000	750,000
Marketable securities	8,073,108	10,530,942
Accounts receivable, net	11,150,323	14,130,302
Prepaid expenses and other current assets	1,636,891	2,796,665
Inventory	919,390	642,819
Deferred tax assets, net	358,092	464,031
Total current assets	42,176,144	47,966,227

Property and equipment, net	3,317,344	3,980,679
Deferred tax assets, net	49,651	86,465
Software development costs, net	1,796,075	1,161,822
Other assets	1,549,255	2,185,148
Goodwill	4,150,339	4,150,339
Other intangible assets, net	179,596	174,426
Total assets	$53,218,404	$59,705,106

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$1,024,180	$2,801,372
Accrued expenses	8,658,863	16,720,582
Deferred tax liabilities, net	18,005	-
Deferred revenue, net	18,148,268	17,831,653
Total current liabilities	27,849,316	37,353,607

Other long-term liabilities	617,300	2,618,818
Deferred tax liabilities, net	193,705	167,875
Deferred revenue, net	11,602,177	6,311,865
Total liabilities	40,262,498	46,452,165

Commitments and contingencies
Series A redeemable convertible preferred stock	6,737,578	-

Total stockholders' equity	6,218,328	13,252,941
Total liabilities and stockholders' equity	$53,218,404	$59,705,106

FalconStor Software, Inc. and Subsidiaries
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2013	2012	2013	2012

Revenues:
Product revenues	$6,451,796	$14,309,549	$27,338,557	$41,358,621
Support and services revenues	8,195,714	8,178,134	31,297,947	34,052,348
Total revenues	14,647,510	22,487,683	58,636,504	75,410,969

Cost of revenues:
Product	690,168	2,845,121	4,155,413	8,215,152
Support and service	2,563,535	2,875,952	11,000,401	12,446,921
Total cost of revenues	3,253,703	5,721,073	15,155,814	20,662,073

Gross profit	$11,393,807	$16,766,610	$43,480,690	$54,748,896

Operating expenses
Research and development costs	2,923,828	4,599,751	15,613,543	18,950,084
Selling and marketing	5,432,371	8,626,884	25,222,954	35,694,899
General and administrative	2,637,999	3,743,566	12,265,038	13,334,475
Investigation, litigation, and settlement related costs	97,845	1,466,960	373,619	(326,408)
Restructuring costs	1,315,189	-	3,606,020	770,749
Total operating expenses	12,407,232	18,437,161	57,081,174	68,423,799

Operating loss	(1,013,425)	(1,670,551)	(13,600,484)	(13,674,903)

Interest and other income (loss), net	1,915,304	(380,206)	1,094,126	(523,011)

Income (Loss) before income taxes	901,879	(2,050,757)	(12,506,358)	(14,197,914)

Provision/(Benefit) for income taxes	27,068	295,519	(1,573,768)	786,407

Net income (loss)	$874,811	$(2,346,276)	$(10,932,590)	$(14,984,321)

Accrual of Preferred stock dividends	187,504	-	216,379	-
Accretion to redemption value of Series A preferred stock	110,443	-	127,504	-

Net income (loss) attributable to common stockholders	$576,864	$(2,346,276)	$(11,276,473)	$(14,984,321)

Basic net income (loss) per share attributable to common stockholders	$0.01	$(0.05)	$(0.24)	$(0.32)

Diluted net income (loss) per share attributable to common stockholders	$0.01	$(0.05)	$(0.24)	$(0.32)

Weighted average basic shares outstanding	48,031,737	47,573,019	47,979,467	47,408,995

Weighted average diluted shares outstanding	48,224,082	47,573,019	47,979,467	47,408,995

FalconStor Software, Inc. and Subsidiaries
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2013	2012	2013	2012

GAAP loss from operations	$(1,013,425)	$(1,670,551)	$(13,600,484)	$(13,674,903)
Add: Non-cash stock option expense (1)	410,487	1,020,613	1,705,429	4,614,769
Legal related costs (3)	97,845	1,466,960	373,619	(326,408)
Restructuring costs (4)	1,315,189	-	3,606,020	770,749
Non-GAAP income (loss) from operations	810,096	817,022	(7,915,416)	(8,615,793)

GAAP net income (loss) attributable to common stockholders	$576,864	$(2,346,276)	$(11,276,473)	$(14,984,321)
Add: Non-cash stock option expense, net of income taxes (2)	410,487	1,020,613	1,705,429	4,614,769
Legal related costs (3)	97,845	1,466,960	373,619	(326,408)
Restructuring costs (4)	1,315,189	-	3,606,020	770,749
Income taxes (5)	(240,697)	-	(2,332,270)	-
Gain on sale of cost method investment (6)	(1,886,728)	-	(1,886,728)	-
Effects of preferred stock (7)	297,947	-	343,883	-
Non-GAAP net income (loss)	570,907	141,297	(9,466,520)	(9,925,211)

GAAP gross margin - Product	89%	80%	85%	80%
Add: Non-cash stock option expense (1)	0%	0%	0%	0%
Non-GAAP gross margin - Product	89%	80%	85%	80%

GAAP gross margin - Support and Service	69%	65%	65%	63%
Add: Non-cash stock option expense (1)	0%	1%	0%	1%
Non-GAAP gross margin - Support and Service	69%	66%	65%	64%

GAAP operating margin	(7%)	(7%)	(23%)	(18%)
Add: Non-cash stock option expense (1)	3%	5%	3%	6%
Legal related costs (3)	1%	7%	1%	(0%)
Restructuring costs (4)	9%	0%	6%	1%
Non-GAAP operating margin	6%	4%	(13%)	(11%)

GAAP Basic EPS	$0.01	$(0.05)	$(0.24)	$(0.32)
Add: Non-cash stock option expense, net of income taxes (2)	0.01	0.02	0.04	0.10
Legal related costs (3)	0.00	0.03	0.01	(0.01)
Restructuring costs (4)	0.03	-	0.08	0.02
Income taxes (5)	(0.01)	-	(0.05)	-
Gain on sale of cost method investment (6)	(0.04)	-	(0.04)	-
Effects of preferred stock (7)	0.01	-	0.01	-
Non-GAAP Basic EPS	0.01	0.00	(0.20)	(0.21)

GAAP Diluted EPS	$0.01	$(0.05)	$(0.24)	$(0.32)
Add: Non-cash stock option expense, net of income taxes (2)	0.01	0.02	0.04	0.10
Legal related costs (3)	0.00	0.03	0.01	(0.01)
Restructuring costs (4)	0.02	-	0.08	0.02
Income Taxes (5)	(0.00)	-	(0.05)	-
Gain on sale of cost method investment (6)	(0.03)	-	(0.04)	-
Effects of preferred stock (7)	0.01	-	0.01	-
Non-GAAP Diluted EPS	0.01	0.00	(0.20)	(0.21)

Weighted average basic shares outstanding (GAAP and as adjusted)	48,031,737	47,573,019	47,979,467	47,408,995

Weighted average diluted shares outstanding (GAAP)	48,224,082	47,573,019	47,979,467	47,408,995

Weighted average diluted shares outstanding (as adjusted) (8)	57,005,598	47,573,019	47,979,467	47,408,995

Footnotes:
(1)	Represents non-cash, stock-based compensation charges as follows:

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2013	2012	2013	2012

Cost of revenues - Product	$-	$50	$181	$262
Cost of revenues - Support and Service	24,793	69,549	136,975	172,707
Research and development costs	71,816	155,656	363,296	727,826
Selling and marketing	182,615	404,646	397,967	1,677,469
General and administrative	131,263	390,712	807,010	2,036,505

Total non-cash stock based compensation expense	$410,487	$1,020,613	$1,705,429	$4,614,769

(2)
Represents the effects of non-cash stock-based compensation expense recognized in accordance with the FASB Accounting Standards Codification, Topic 718, net of related income tax effects. For the three and twelve months ended December 31, 2013 and 2012, the tax expense for both GAAP and Non-GAAP basis approximate the same amount.

(3)	Legal related costs represent expenses in connection with the Company’s investigations, litigation and settlement related costs for each respective period presented.

(4)	Represents restructuring costs which were incurred during each respective period presented.

(5)	Represents the reversal of uncertain tax positions due to the expiration of applicable statutes of limitation.

(6)	Represents the gain recorded on the sale of our interest in Blue Whale, net of taxes.

(7)	Represents the effects of the accretion to redemption value of the Series A preferred stock and accrual of preferred stock dividends.

(8)	Weighted average diluted shares outstanding as adjusted assumes conversion of the Series A preferred stock as of the beginning of the period.